EXHIBIT 10.1

March 20, 2002

Stephen P. Glennon Wilshire Financial Services Group Inc.
1776 SW Madison Street
Portland, OR 97205

        Re:     Continuation of Employment

Dear Steve,

        To confirm our prior discussions, Wilshire Financial Services Group Inc. wishes to continue your employment from March 1, 2002 by Wilshire Management Leasing Corporation, as Chief Executive Officer of Wilshire Financial Services Group Inc. pursuant to the following terms:

Position:	CEO - Wilshire Financial Services Group Inc.

Salary:	March 1, 2002 - February 28, 2003 - $8,333.33/month ($100,000/year)
March 1, 2003 - February 29, 2004 - $25,000/month ($300,000/year)

Stock Option:	300,000 options with a strike price of $2.34 per share. The options will vest on the last day of each month of your employment at the rate of 12,500 shares per month.

Expenses:	The Company will provide you with a car and rent allowance with a value of up to $3,000 per month.

Change-in-Control:	Upon a change in control of WFSG, as described in WFSG’s Amended and Restated 1999 Equity Participation Plan, all of your options will vest and the Company will pay you $500,000 in consideration of a general release of all claims.

Severance:	Your employment will be at the will of the Board of Directors of WFSG. However, in the event the Company terminates your employment without cause, all of your stock options will vest and the Company will pay you $150,000 in exchange for a general release of all claims. In the event that you should elect to voluntarily terminate your employment, you shall receive only those shares vested through the date of your resignation and no further salary from that date forward.

Insurance:	Medical (including prescriptions and wellness), Dental and Vision benefits in accordance with then existing Company policy.
Personal	Time: Personal time, used for sick and vacation time, is earned based on hours worked to a maximum of 13.33 hours per month. Thus, a total of up to 160 hours or 4 weeks of personal time may be earned during a full year.

Very truly yours,

Larry B. Faigin
Chairman of the Board
Wilshire Financial Services Group Inc.

LBF:lb

Acceptance of Offer:

--------------------------------------------------------------
Stephen P. Glennon
Date: March 20, 2002